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                                                                       EXHIBIT N





INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Pre-Effective Amendment No. 3 to the Registration Statement of The BlackRock Pennsylvania Strategic Municipal Trust (1933 Act File No. 333-82903) of our report dated August 20, 1999, relating to the financial statements of The BlackRock Pennsylvania Strategic Municipal Trust as of August 19, 1999 and for the period then ended appearing in the Statement of Additional Information which is part of such Registration Statement.

We also consent to the reference to our Firm under the heading "Report of Independent Auditors" in the Statement of Additional Information.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
August 20, 1999